Exhibit 99.5

HOME SYSTEM GROUP

CODE OF CONDUCT

This Code of Conduct of Home System Group (“Home System” or the “Company”) provides the standards by which the Company’s employees, officers and directors should conduct themselves. It is the Company’s goal to foster the highest possible ethical standards in its employees’, officers’ and directors’ interactions with each other, customers, suppliers, regulators and the community at large. The Company has provided this code as a guide expects that each employee, officer and director of Home System will use its principles of ethical conduct as foundation for behavior.

Company Assets

Electronic Communication Resources

By using any Home System electronic equipment or systems or by accessing the Internet or any company intranet using a Home System sign-on ID or any computer equipment or systems an employee, officer or director of Home System acknowledges that he or she represents Home System and agrees to comply with Home System’s policies governing their use. Home System provides electronic equipment and systems, including Internet and intranet services, for business-related activities. Consequently, Home System employees, officers and directors generally should use such equipment and systems to further the business interests of Home System and only in a manner that maintains the reputation and image of Home System. Limited personal use of these resources is authorized so long as such use is:

•	Occasional;
•	Of reasonable duration;
•	Does not adversely affect performance;
•	Does not violate any applicable laws or compromise intellectual property rights; and
•	Is not otherwise prohibited by company policy.

The following are examples of activities are prohibited and may result in disciplinary action, up to and including termination. They include, but are not limited to:

•	Breaking into or attempting to break into any computer system, inside or outside of Home System ;
•	Accessing the fillies or communications of others without appropriate authorization;
•	Sending or posting sensitive materials without an appropriate level of encryption or other security measures;
•	Sending chain letters;
•	Sending copies of documents, software or graphics that violate copyright laws;
•	General advertising or listings for personal benefit;
•	Communications that are addressed to another user in any manner that could reasonably cause him or her distress, embarrassment, or unwarranted attention, as this may constitute harassment;

•
Personal attacks, including, without limitation, attacks based on race, color, religion, sex, gender, sexual orientation, national origin, ancestry, age, disability, veteran status or any other factors prohibited by law;

•	Browsing, retrieval, display or distribution of vulgar, offensive or inflammatory language, material or images, including, without limitation, sexually explicit material, language or picture;
•	Placing or posting work-related information on any personal web pages or in any Internet communication;
•	Downloading, saving, or transmitting Home System data to any non-company-owned device or media;
•	Engaging in any illegal activity; or
•	Sending messages that adversely affect the reputation of Home System or its customer, vendors or competitors.

Protection of Company Assets

Home System assets, such as information, materials, supplies, time, intellectual property, software, hardware and facilities, among other property, are valuable resources owned, licensed, or otherwise belonging to the Company. Safeguarding company assets is the responsibility of all employees, officers and directors. All company assets should be used for legitimate business purposes only and the personal use of company assets without permission is prohibited.

Employee Innovations

Home System owns any and all the intellectual property created by employees and officers of the Company during their term of employment and relating in any way to the employee’s or officer’s work or the businesses of Home System. Employees and officers are expected to execute all documents necessary to assist Home System in securing rights to any and all intellectual property.

Embezzlement, Theft and Misapplication of Funds

Home System holds each employee, officer and director responsible for maintaining accurate records. Anyone who embezzles steals, or willfully misappropriates any funds, credits or real property of Home System will be subject to disciplinary action by the Company and legal action.

Corporate Behavior

The basic principles of Home System’s corporate conduct can be simply stated:

•	Home System does not cause or tolerate any violation of law or regulation in the conduct of its business or related activities.
•
Home System provides pertinent information to authorized auditors or regulatory agencies, and discloses, on a timely basis, information required for judging the soundness of its condition and its merits as an investment.

•	Home System maintains and upholds standards and procedures that are designed to safeguard the legitimate confidentiality of information pertaining to employees and customers.
•	Home System endeavors to deal fairly and in good faith with its customers, suppliers, competitors, employees and regulators.

Employee, Officer and Director Behavior

Confidential Information

Employees, officers and directors of Home System must maintain the confidentiality of information to which they are entrusted by the Company, its business partners, suppliers, customers or others related to the Company’s business. This obligation survives the termination of an employee’s, officer’s or director’s relationship with the Company. Such information must be disclosed to others, except when disclosure is authorized by Home System or legally mandated.

Examples of confidential information include, but are not limited to:

•	Current or prospective customer’s or employees’ business relationships;
•	Company policies, objectives, goals, or strategies;
•	Lists of clients, customers or vendors;
•	Employee records;
•	Training materials, bulletins, and similar documents;
•	Contracts to which the Company is a part; and
•	Any other non-public information that might be of use to competitors or harmful to the Company, its business partners, suppliers or customers, if disclosed.

Any work assignment completed for Home System at any location is also confidential information and is the property of Home System unless other contractual arrangement has been made.

Employee Privacy

The Company restricts access to employee records. This includes personnel records, payroll records, benefit plans and medical records. Access to these records is limited to those who have a legal or business need to know. Care should be taken by all persons who have access to the personnel, payroll or medical information of other employees to keep that information confidential.

Conflict of Interest

As an employee, officer or director of Home System, you have a duty of loyalty to the Company and must, therefore, avoid any actual or apparent conflict of interest with the Company. Employees, officers and directors must not use their position for private gain, to advance personal interests, or to obtain favors or benefits for themselves, members of their families, or any other individuals, corporations or business entities. A conflict situation can arise when an employee, officer or director takes an action or has an interest that may make it difficult for him or her to perform his or her work objectively and effectively.

Conflicts of interest also arise when an employee, officer or director or a member of his or her family receives improper personal benefits as a result of such employee’s officer’s or director’s position with the Company. If such a situation arises, an employee or officer should immediately report the circumstances to their supervisor. Executive officers and directors should report any such circumstances to the Board of Directors of the Company.

Corporate Opportunities

Employees, officers and directors of Home System may not:

• Take for himself or herself personally opportunities that are discovered through the use of company property, information or position;
• Use company property, information or position for personal gain; or
• Compete with the Company.

Employees, officers and directors owe a duty to Home System to advance its legitimate interests when the opportunity to do so arises.

Regulatory Compliance

Being factual and truthful is important in all communications with others. If an employee, officer or director interacts with any government agency or auditor, he or she should deal strictly with factual information. US Federal law provides for severe penalties for anyone who endeavors to influence, obstruct, or impede federal auditors or investigators in the performance of their official duties with the intent to deceive or defraud.

Fraud

Employees, officers and directors of Home System must not engage in fraudulent conduct. Fraud includes deliberately practiced deception, whether by words, conduct, false or misleading allegations, or by concealment, to secure unfair or unlawful gain. Fraud covers both express and implied representations of fact, and may be written or oral.

Security Practices

To help ensure a safe and secure environment, the Company reserves the right to take certain actions to protect employees, customers, suppliers and the Company, including property and premises. These actions, in accordance with applicable law, include routinely recording, monitoring, conducting surveillance, inspecting and/or reviewing Internet, e-mail and intranet usage. These actions are recognized as essential elements of good security practices for customers and employees. Authorized company personnel, including Security, Human Resources, Compliance, Legal and Internal Audit, may use these practices to uncover any activity that may jeopardize the security or integrity of the Company’s information or information systems, and any activity that is illegal, impermissible or inappropriate. These polices apply whether employees are accessing tools available while in the workplace, or when working from home or other remote locations.

Screening and Background Checks

In addition to pre-employment background checks that include past employment, criminal, drug, credit, and driving records, the Company reserves the right to use its discretion to periodically run background and screening checks during the course of employment. These actions are considered reasonable efforts necessary to ensure the safety and security of employees and customers, by ensuring that Home System does not permit employment of individuals who have engaged in illegal activities or other conduct inconsistent with an effective compliance and ethics program.

Drug Free Workplace and Alcohol Use

Home System strives to provide a safe productive environment for its employees. This includes a workplace free of the problems associated with the use of illegal drugs and unauthorized alcohol. Substance abuse subjects the Company to unacceptable risks for workplace accidents, errors or other failures that would undermine the Company’s ability to operative effectively and efficiently. Therefore, to maintain a drug-free workplace, the presence or use of illegal drugs or use of unauthorized alcohol on company premises is not tolerated.

Employment of Relatives or Persons Having Close Personal Relationships

Home System restricts the employment of relatives or other persons with whom a current employee, officer or director has a close personal relationship. To minimize security risks and avoid conflicts, family members or others with close personal relationships should not work in the same Home System business unit or physical location, or in positions where one may supervise another, have influence over performance and/or compensation of another, that involve a chain of custody or approval authority with respect to another and/or that involve a workplace relationship that would create a conflict of interest or the appearance of a conflict of interest with another Managers should not have personal relationships with subordinates or anyone in their reporting chain. In addition, generally the Company will not employ the relatives of Human Resources staff, senior officers, or members of the corporate board of directors, in any capacity. Management has the discretion to determine whether a personal relationship may interfere with the performance of a current employee, the operation of Home System, and/or would result in a conflict of interest.

Gifts And Gratuities

Generally, employees, officers and directors should not accept things of value from third parties in connection with company business. Employees, officers and directors may accept from a third party meals, refreshments, travel arrangements or accommodations or entertainment, all of reasonable value, in the course of a meeting or similar function the purpose of which is to hold bona fide business discussions or to foster better business relations. Employees, officers and directors of the Company may also accept from a third party advertising or promotional material or nominal value, such as office supplies, discounts or rebates on merchandise or services that do not exceed those available to other customers of the third party, and gifts of modest value that are related to commonly recognized events or occasions. Gifts of cash in any amount are expressly prohibited. Employees, officers and directors may not, on behalf of Home System, directly or indirectly give, offer, or promise anything of value to any individual, business entity, organization or any other person for the purpose of influencing the actions of the recipient. This standard of conduct is not intended to prohibit normal business practices such as providing meals, entertainment, tickets for cultural or sporting events, promotional gifts, discounts, price concessions, gifts given as tokens of friendship or special occasions so long as they are of nominal and reasonable value under the circumstances and promote Home System’s legitimate business interests.

Harassment and Discrimination

Home System is committed to maintaining a workplace free of unlawful harassment and discrimination. The company considers such behavior unacceptable and will not tolerate any violation of this policy.

Inside Information

It is the Company’s goal and policy to protect shareholder investments through strict enforcement of the prohibition against insider trading set forth in federal securities laws and regulations. No director, officer or employee may buy or sell, or tip others to buy or sell, company securities or the publicly-traded securities of a competitor, customer or supplier when in possession of a competitor, such customer or such supplier, as the case may be. Insider trading is both unethical and illegal and will be dealt with firmly as the case may be. Insider trading is both unethical and illegal and will be dealt with firmly.
“Material non-public information” includes, but is not limited to, information about Home System or its business that is not available to the public at large which would be important to an investor in making a decision to buy, sell or retain a stock Common examples of this type of information includes, but is not limited to: projections of future earnings or losses, news of a pending or proposed merger or acquisition, news of a significant sale of assets or the disposition of a subsidiary, news regarding an significant current or prospective customer, the declaration of a stock split or the offering of additional stock, significant changes in management, significant new products and impending financial liquidity problems. It should be noted that either positive or negative information might be material.

This statement is just an overview of our policy on Inside Information. Officers, directors and employees should refer to the “Home System Group Statement of Policy on Insider Trading” for the complete policy surrounding this issue.

Internal Controls

Periodic assessments of Home System’s internal controls will be made by management, the internal auditors, external auditors and other internal review functions and/or regulatory agencies. All Home System employees are expected to provide timely and accurate information during any such assessments of the control environment.

Outside Activities

Activities outside of the employment activities of an employee or officer should not compete or conflict with the activities of Home System. These activities should not involve any use of company equipment, supplies or facilities, imply Home System’s sponsorship or support or adversely affect the Company’s reputation. Employees and officers are encouraged to participate in worthwhile civic, educational and charitable organizations and activities; however, every effort should be made to perform those activities during non-work hours. When schedule conflicts occur, advance arrangements must be made and approval obtained from one’s immediate supervisor. As private citizens, employees, officers and directors of Home System are free to petition or otherwise contact the government on any issue. However, unless authorized, employees, officers and directors may not purport to represent the Company when contacting any branch of government at any level.

Non Work-Related Activities in the Workplace

Staying focused on providing the best service to our customers is our top priority. The following guidelines help preserve the nature of our workforce:

•	Distribution of literature by employees is not allowed on company premises during work time or in the work area.
•	Solicitation the practice of petitioning or pleading for a cause by employees is not allowed during business hours time.
•	Solicitation and distribution by third parties is not allowed on company premises at any time.
•	Literature, notices or other material of any kind may not be posted on bulletin boards, other than materials submitted to and approved by the Home System Human Resource Department.
•	These guidelines do not apply to company sponsored charitable events and efforts.

Relationship With The Media

Employees should refer all questions or requests for information from reporters or other media representatives to Home System’s President to ensure consistency and accuracy of information.

Use of Corporate Name and Letterhead

Home System’s or any of its affiliates’ names, logos, trademarks, copyrights or corporate letterheads may not be used for any purpose other than in the normal course of official company business, unless Solicitation approved by the President of Home System employee, officer or director may use the Company name in the Internet address (URL) of a personal web page.

Workplace Violence / Statement of Respect

Home System’s strives to provide a safe work environment that is conducive to quality customer service, good morale and a high level of productivity. Employees, officers and directors are expected to treat fellow employees, officers, directors, customers and vendors with courtesy and to resolve any difference in a professional, non-abusive and non-threatening manner. Employee, officers and directors are responsible for their behavior and for understanding how others may perceive their conduct in the workplace. Disruptive, unruly or abusive behavior by employees, officers and directors in the workplace or at company sponsored events will not be tolerated. Inappropriate conduct includes verbal or physical threats, fights, obscene or intimidating language and behavior, as well as any other abusive conduct. The possession of firearms or other weapons on or in all premises or property owned, operated managed or controlled by Home System is prohibited. Employees are to report any threats or incidence of violence to their managers or to Human Resources. Employees are to report any directors who witness or are involved in a situation where danger is imminent should call the appropriate authorities and then contact internal resources as appropriate.

Compliance with Laws, Rules and Regulations

The company’s employees, officers and directors are subject to numerous laws, rules and regulations, only some of which are specifically address in this code. Home System employees, officers and directors are encouraged to become reasonably informed and to comply with the laws, rules and regulations applicable to you, whether or not they are addressed in this code.

Disclosure in Documents Filed with the Securities and Exchange Commission and Other Public Communications of the Company

As officers and directors of a publicly traded company, Home System officers and directors are responsible for establishing, maintaining and periodically evaluating disclosure controls and procedures designed to reasonably ensure full, fair, accurate, timely and understandable disclosure in reports and documents filed with or submitted to the Securities and Exchange Commission or otherwise disclosed to the public. Officers and directors of the Company must promptly bring to the attention of the Audit Committee and the Company’s Counsel, Mark E. Crone of The Crone Law Group, any information they may have concerning significant deficiencies in, or violations of, such disclosure controls and procedures.

Discipline

Discipline will be promptly and consistently applied to serve as notice that there are serious consequences for intentional wrongdoing and to demonstrate that Home System is committed to integrity as an integral part of our culture. Home System believes that application of discipline for a violation of our ethics standards should be prompt and must be appropriate. Therefore, the Company will weigh all mitigating and aggravating circumstances, including whether the violation was intentional or inadvertent, the extent of the likely damage to the Company and its shareholders resulting from the violation and whether the offending person has committed previous violations of this code or other company policy concerning ethical behavior.

Application and Waiver

Executive officers may waive this code for non-officer employees of the Company. Any waiver of this code for officers or directors of the Company may be made only by the board of directors or a committee of the board of directors of Home System to which such authority has been delegated. Any waiver of this code for officers of the Company must promptly report to the Audit Committee and the Company’s Counsel any waiver of this code for any other officer, whether explicitly or implicitly granted by the Company, and any violation of this code by any officer.

Communication with Audit Committee

The company encourages its officers to engage in an active and open dialogue with Audit Committee and to discuss with the Audit Committee any concerns or suggestions that officers may have regarding the Company’s disclosure controls and reporting procedures.

Adopted November 30, 2009

ACKNOWLEDGEMENT OF RECEIPT OF THE HOME SYSTEM GROUP
CODE OF CONDUCT

I have received and read the Home System Code of Conduct. I understand the standards and policies contained in this Home System Code of Conduct and understand that there may be additional policies or laws specified to my job. I agree to comply with the Home System Code of Conduct and any such additional specific policies or laws.

If I have questions concerning the meaning or application of the Home System Code of Conduct, any policies of Home System, or the legal and regulatory requirements applicable to Home System or my position within the Company, I will consult my supervisor and /or an appropriate representative of the Company, knowing that my questions or reports to these sources will be maintained in confidence. I understand and acknowledge that I may report violations of the Code of Conduct to the President and the Company’s Counsel.

Signature

Printed Name of Director, Officer or Employee

Date